Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2012, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-181093) and related Prospectus of Angie’s List, Inc. dated May 15, 2012.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 14, 2012